UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2023

Nextdoor Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
420 Taylor Street
San Francisco, California
(Address of principal executive offices)

94102
(Zip Code)
(415) 344-0333
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KIND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 25, 2023, Leslie Kilgore and Andrea Wishom informed Nextdoor Holdings, Inc. (the “Company”) that they have elected to resign from their positions on the Company’s Board of Directors (the “Board”) effective August 1, 2023. Neither of Ms. Kilgore’s nor Ms. Wishom’s resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Kilgore and Ms. Wishom have each made immense contributions to the Company during their respective tenures on the Board. Their experience, keen insights, and unwavering commitment to the Company’s purpose have been instrumental to shaping the strategic direction of the Company. The Board and the executive team at the Company extend their deepest gratitude to Ms. Kilgore and Ms. Wishom for their service and contributions to the Company, and wish them well in their future endeavors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTDOOR HOLDINGS, INC.

Date: July 28, 2023	By:	/s/ Michael Doyle
Michael Doyle
Chief Financial Officer